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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report (Date of earliest event reported): March 16, 2001

                              PETMED EXPRESS, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)

   FLORIDA                       000-28827                  65-0680967
----------------                ------------              --------------
(State or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)              Identification
incorporation)                                                Number)


                 1441 SW 29 AVENUE, POMPANO BEACH, FLORIDA 33069
           -----------------------------------------------------------
                   (Address of executive offices and Zip Code)

Registrant's telephone number, including area code:       (954)979-5995

                                 NOT APPLICABLE
                           --------------------------
          (Former name or former address, if changed since last report)




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Item 5. Other Events.

         On March 16, 2001, PetMed Express, Inc. (the "Company") entered into an employment agreement with Menderes Akdag to serve as the Company's CEO. Under the terms of this three year agreement, the Company will pay Mr. Akdag an annual salary of $150,000 for the first six months of the agreement, and thereafter his annual salary will be increased to $200,000. The Company can terminate Mr. Akdag's employment with or without cause. If the Company should terminate Mr. Akdag for cause (as defined in the agreement), no severance benefits shall be paid. The agreement can be terminated upon the mutual consent of the parties, or upon 90 days notice by the Company during which time the Company shall continue to compensate him under the terms of his employment agreement.

         The Company also granted Mr. Akdag options to purchase 750,000 shares of its common stock under its 1998 Stock Option Plan at an exercise price of $.32 per share which vest at the rate of 187,500 options on each of March 16, 2001, 2002, 2003 and 2004.

         In conjunction with Mr. Akdag joining the Company, the Company's Board of Directors has elected the following persons to the offices set forth opposite their respective names, each to serve at the pleasure of the Board of Directors:

           Name                                 Office
           ----                                 ------

           Marc A. Puleo, M.D.        Chairman of the Board, President and
                                      Secretary
           Menderes Akdag             Chief Executive Officer
           Christopher Lloyd          Chief Operating Officer
           John Vermaaten             Chief Financial Officer and Treasurer

         Biographical information for Dr. Puleo and Messrs. Lloyd and Vermaaten was included in the Company's annual report on Form 10-KSB for the fiscal year ended March 31, 2000. The following is biographical information for Mr. Akdag.

         MENDERES AKDAG. Prior to joining PetMed Express, Inc., from November 2000 until March 2001, Mr. Akdag served as Chief Executive Officer of International Cosmetics Marketing Co. d/b/a Beverly Sassoon & Co., a publicly held (OTCBB: ICMK) direct sales company distributing skin care and nutritional products. From May 1991 until August 2000, Mr. Akdag was employed by Lens Express, Inc., a direct sales company distributing replacement contact lens, serving as its President from May 1996 until August 2000, Chief Executive officer and a member of the Board of Directors from August 1992 until May 1996, and Chief Financial Officer and a member of the Board of Directors from May 1991 until August 1992. On December 14, 1998, Netel, Inc., a



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corporation in which Mr. Akdag served as director, filed a Petition for Chapter
11 bankruptcy in the United States Bankruptcy Court Southern District of Florida. The proceeding was styled IN RE: NETEL, INC., CASE NO. 98-28929-BKC-PGH. On July 19, 1999, the Bankruptcy Court entered an Order Confirming an Amended Chapter 11 Plan. On December 21, 1999, the Bankruptcy Court entered a Final Decree, Discharge of Trustee, and closed the case. Mr. Akdag holds a Bachelor of Science degree in Business Administration with a major in finance from the University of Florida where he graduated with high honors.

Item 7. Financial Statements and Exhibits.

         (c) Exhibits

Exhibit No.                  Description
-----------                  -----------

    10 Employment Agreement dated March 16, 2001 by and between PetMed Express, Inc. and Menderes Akdag




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PetMed Express, Inc.


Date: March 30, 2001                    By: /s/ Marc A. Puleo
                                            -----------------------------------
                                         Marc A. Puleo, M.D.,
                                         President





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